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                                                                 EXHIBIT 23(ii)

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

    We hereby consent to the references to our firm, in the context in which they appear and to our audit letter dated February 25, 2002 of the estimates of the proved reserves of KCS Energy, Inc. properties as of December 31, 2001 in the annual Report Form 10-K of KCS Energy, Inc. for the fiscal year ended December 31, 2001 in accordance with the requirements of the Securities Act of 1993.




                                  NETHERLAND, SEWELL & ASSOCIATES, INC.


Houston, Texas
March 26, 2002